Exhibit 10.1

TWELFTH SUPPLEMENTAL INDENTURE

THIS TWELFTH SUPPLEMENTAL INDENTURE, dated as of December 14, 2007 (the “Twelfth Supplemental Indenture”), among Spectra Energy Capital, LLC, a Delaware limited liability company (formerly known as Duke Capital LLC and successor to Duke Capital Corporation) (“Spectra Capital”), Spectra Energy Corp, a Delaware corporation (“Spectra Energy”), and The Bank of New York (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Spectra Capital has heretofore entered into the Senior Indenture, dated as of April 1, 1998 (the “Original Indenture”), with the Trustee, as supplemented to the date hereof (as so supplemented, the “Indenture”);

WHEREAS, Spectra Capital currently has issued and Outstanding the notes of the series listed on Schedule A hereto (collectively, the “Notes”) under the Indenture;

WHEREAS, Spectra Energy is currently the direct owner of 100% of the issued and outstanding membership interests of Spectra Capital;

WHEREAS, Spectra Energy desires to fully and unconditionally guarantee the payment obligations of Spectra Capital with respect to the Notes as long as the Notes remain Outstanding;

WHEREAS, Section 901(9) of the Original Indenture provides, among other things, that Spectra Capital, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Original Indenture for the purpose of making any provisions with respect to matters arising under the Indenture, provided that such action does not adversely affect the interests of the Holders of Securities of any series in any material respect; and

WHEREAS, the execution of the Twelfth Supplemental Indenture is authorized and permitted by Section 901 of the Original Indenture and all conditions precedent provided for in the Indenture relating to the execution of the Twelfth Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Spectra Capital, Spectra Energy and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders from time to time of the Notes (the “Holders”) as follows:

SECTION 101. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture.

SECTION 102. Guarantee. Spectra Energy does hereby fully and unconditionally guarantee for the benefit of the Holders and the Trustee (the “Guarantee”) (a) the due and punctual payment of the principal of, premium, if any, and interest on, all the Notes, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and interest on all the Notes, if any, if lawful, and the due and punctual performance of all other obligations of Spectra Capital to the Holders or the Trustee in accordance with the terms of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise.

In case of the failure of Spectra Capital to punctually make any such principal, premium, if any, or interest payment, Spectra Energy hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by Spectra Capital.

Spectra Energy hereby agrees that its obligations under the Guarantee shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Note of any series or the Indenture, any failure to enforce the provisions of any Note of any series or this Indenture, or any waiver, modification or indulgence granted to Spectra Capital with respect thereto, by the Holder of any Note of any series or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of Spectra Energy, increase the principal amount of a Note or the interest rate thereon or increase any premium payable upon redemption thereof. Spectra Energy hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of Spectra Capital, any right to require a proceeding first against Spectra Capital, protest or notice with respect to any Note or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of a Note issued under the Indenture and all demands whatsoever, and covenants that the Guarantee will not be discharged with respect to any Note except by payment in full of the principal of (and premium, if any) and interest on such Note. The Guarantee shall constitute a guarantee of payment and not of collection and shall not be impaired by the failure to endorse evidence of the Guarantee on any Note.

Spectra Energy shall be subrogated to all rights of the Holder of a Note against Spectra Capital in respect of any amounts paid to such Holder by Spectra Energy pursuant to the provisions of the Guarantee; provided, however, that Spectra Energy shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Notes of the relevant series shall have been paid in full.

SECTION 103. Miscellaneous Amendments.

(1) Section 101 of the Original Indenture is hereby amended by adding the following definition:

““Spectra Energy” means Spectra Energy Corp, a Delaware corporation.”

(2) Section 105 of the Original Indenture is hereby amended by deleting “or” after clause (1) thereof, by deleting the period after clause (2) thereof and inserting “, or “ in its place and by adding the following clause (3):

“(3) Spectra Energy by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to Spectra Energy addressed to it at 5400 Westheimer Court, Houston, Texas 77056-5310, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by Spectra Energy.”

(3) Section 501(4) of the Original Indenture is hereby amended to read as follows:

“(4) default in the performance, or breach, of any covenant of the Corporation or Spectra Energy in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation or Spectra Energy, as the case may be, by the Trustee or to the Corporation or Spectra Energy, as the case may be, and the Trustee by the Holders of at least 33% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Corporation or Spectra Energy, as the case may be, within such period and is being diligently pursued; or”.

(4) Section 704 of the Original Indenture is hereby amended to read as follows:

The Corporation and Spectra Energy shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed by the Corporation or Spectra Energy with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

(5) Section 901(1) of the Original Indenture is hereby amended to read as follows:

“(1) to evidence the succession of another person to the Corporation or Spectra Energy, as the case may be, and the assumption by any such successor of the covenants of, respectively, the Corporation or Spectra Energy herein and in the Securities; or”.

This Section 103 shall be for the sole benefit of the Notes and not for the benefit of any future series of Securities Outstanding under the Indenture unless Spectra Energy agrees otherwise.

SECTION 104. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of or any premium or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Spectra Energy in the Indenture or this Twelfth Supplemental Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of Spectra Energy or of any successor corporation, either directly or through Spectra Energy or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Twelfth Supplemental Indenture and the issue of the Notes.

SECTION 105. Successors and Assigns. All the covenants and agreements in the Twelfth Supplemental Indenture by Spectra Capital and Spectra Energy shall bind their respective successors and assigns, whether so expressed or not.

SECTION 106. Spectra Energy May Consolidate, Etc., on Certain Terms. (1) Nothing contained in the Indenture, this Twelfth Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of Spectra Energy with or into any other Person or Persons (whether or not affiliated with Spectra Energy), or successive consolidations or mergers in which Spectra Energy or its successor or successors shall be a party or parties, or shall prevent any conveyance or transfer of the properties and assets of Spectra Energy as an entirety or substantially as an entirety to any other Person (whether or not affiliated with Spectra Energy) lawfully entitled to acquire the same; provided, however, and Spectra Energy hereby covenants and agrees, that upon any such consolidation, merger, conveyance or transfer, (i) the obligations of Spectra Energy as set forth in Section 102 herein shall be expressly assumed, by a supplemental indenture, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by the Person (if other than Spectra Energy) formed by such consolidation, or into which Spectra Energy shall have been merged, or by the Person which shall have acquired such properties and assets and (ii) Spectra Energy shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

Solely for the purpose of clause (ii) of this Section 106(1), the term “Corporation,” appearing in the definition of the term “Officers’ Certificate” in Section 101 of the Original Indenture, shall be changed to “Spectra Energy.”

(2) Upon any consolidation of Spectra Energy with, or merger of Spectra Energy into, any other Person or any conveyance or transfer of the properties and assets of Spectra Energy as an entirety or substantially as an entirety in accordance with this Section, the successor Person formed by such consolidation or into which Spectra Energy is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Spectra Energy under this Twelfth Supplemental Indenture and the Indenture with the same effect as if such successor Person had been named as Spectra Energy herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Twelfth Supplemental Indenture, the Indenture and the Notes.

This Section 106 shall be for the sole benefit of the Notes and not for the benefit of any future series of Securities Outstanding under the Indenture unless Spectra Energy agrees otherwise.

SECTION 107. Governing Law. THIS TWELFTH SUPPLEMENTAL INDENTURE AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 108. Execution and Counterparts. The Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 109. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 110. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of the Twelfth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Spectra Capital and Spectra Energy.

SECTION 111. Full Force and Effect. Except as expressly amended hereby, the Indenture shall remain in full force and effect in accordance with the provisions thereof on the date thereof.

SECTION 112. Effectiveness of the Twelfth Supplemental Indenture. The Twelfth Supplemental Indenture shall be effective upon execution.

IN WITNESS WHEREOF, the parties hereto have caused the Twelfth Supplemental Indenture to be duly executed, all as of the date first above written.

SPECTRA ENERGY CAPITAL, LLC

By:	/s/ William S. Garner, Jr.
Name:	William S. Garner, Jr.
Title:	Vice President, General Counsel and Secretary

Attest:

Patricia M. Rice
Name:	Patricia M. Rice
Title:	Vice President and Assistant Secretary

SPECTRA ENERGY CORP

By:	Gregory L. Ebel
Name:	Gregory L. Ebel
Title:	Group Executive and Chief Financial Officer

Attest:

Patricia M. Rice
Name:	Patricia M. Rice
Title:	Vice President and Assistant Secretary

The Bank of New York,
as Trustee

By:	/s/ Geovanni Barris
Name:	Geovanni Barris
Title:	Vice President

Attest:

/s/ Mary LaGumina
Name:	Mary LaGumina
Title:	Vice President

Supplemental Indenture

SCHEDULE A

Outstanding Notes

4.370% Senior Notes due 2009

7.500% Senior Notes due 2009

6.250% Senior Notes due 2013

5.500% Senior Notes due 2014

5.668% Senior Notes due 2014

6.750% Senior Notes due 2018

8.000% Senior Notes due 2019

6.750% Senior Notes due 2032